Exhibit 99.1

KNIGHT TRADING GROUP TO ACQUIRE ATTAIN ECN

JERSEY CITY, New Jersey (May 4, 2005) – Knight Trading Group, Inc. (Nasdaq: NITE) today announced that it has agreed to acquire the business of the ATTAIN ECN from Domestic Securities, Inc., a privately held company, and certain of its shareholders. ATTAIN is an alternative trading system (ATS) that operates an electronic communications network (ECN) for the trading of Nasdaq securities.

“The acquisition of an ECN marks the next step in the repositioning of our Equity Markets business to excel in the changing securities landscape,” said Thomas M. Joyce, Chairman and Chief Executive Officer. “With the acquisition of an ECN and direct market access firm, Direct Trading, we are executing on our strategic plan by broadening our suite of products to better serve the increasingly sophisticated execution needs of broker-dealers and institutions. Our goal for the new ECN is to provide a stable, fast, competitively priced and anonymous execution platform for trading of Nasdaq, exchange-listed and OTC Bulletin Board securities. The new Knight ECN will be able to leverage the substantial technology and operational infrastructure of our Equity Markets division while establishing a new revenue stream for Knight.

“In a space that is quickly losing alternatives amid recently announced consolidations, Knight will create a new liquidity center for and with our clients,” Mr. Joyce added. “We’re pleased to continue to diversify our offerings in a way that ultimately—and most importantly—benefits our clients. We will actively seek partners amongst our largest clients and other market participants to join us in building this new pool of liquidity.”

Upon receipt of regulatory approval and completion of the acquisition, ATTAIN will be an offering in Knight’s newly created Electronic Services Group, headed by Derek N. Stein. ATTAIN will be renamed and will operate as a separate broker-dealer subsidiary of Knight Trading Group.

Financial terms of the all-cash transaction were not disclosed. The acquisition is expected to be accretive in its first year of operations as a Knight broker-dealer subsidiary. The close of the transaction is subject to customary closing conditions, including the receipt of appropriate regulatory approvals, and is expected to take up to six months to complete. The advisers to Knight on the deal were Skadden, Arps, Slate, Meagher & Flom LLP.

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About Knight

Knight is a leading provider of comprehensive trade execution and asset management services. Our Equity Markets business offers institutions and broker-dealers high quality trade execution and capital commitment across the depth and breadth of the equity market. Our Asset Management business, Deephaven Capital Management, is a market-neutral investment manager focused on delivering risk-adjusted returns with low volatility for institutions and high net worth individuals. Knight strives to be a valued partner by providing superior service and continually enhancing its offering to meet client needs. More information about Knight can be found at www.knight.com.

About ATTAIN

ATTAIN, based in Montvale, NJ, is an order display alternative that offers broker-dealers agency electronic trading through software designed to bring together potential buyers and sellers of securities, while reducing execution costs and functioning as a price discovery system.

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Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitations, risks associated with the costs and the integration, performance and operation of the businesses being acquired by the Company, including ATTAIN and Direct Trading. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Greta Morley
Senior Managing Director,	Vice President,
Corporate Communications & Investor Relations	Marketing Communications & Public Relations
201-557-6954 or	201-557-6948 or gmorley@knight.com
mwyrwas@knight.com

Kara Fitzsimmons	Molly McDowell
Vice President,	Analyst,
Corporate Communications	Corporate Communications & Investor Relations
201-356-1523 or	201-356-1723 or mmcdowell@knight.com
kfitzsimmons@knight.com